Exhibit 99.2
NEWS RELEASE
Contact: Investor Relations
708.483.1300 Ext 1331
TreeHouse Announces Common Stock Offering to Fund Sturm Foods Acquisition
Westchester, IL, February 22, 2010 — TreeHouse Foods, Inc. (NYSE: THS) announced today that it intends to offer, subject to market and other conditions, $100 million of shares of its common stock pursuant to an underwritten public offering. In connection with the offering, TreeHouse will grant the underwriters an option for 30 days to purchase up to an additional $15 million of shares of its common stock to cover over-allotments, if any. The offering will be made pursuant to a shelf registration statement filed with the Securities and Exchange Commission on February 16, 2010, which has been declared effective, and a preliminary prospectus supplement, filed with the Securities and Exchange Commission on February 22, 2010.
TreeHouse will use the net proceeds of the offering to fund, in part, the previously announced and pending acquisition of Sturm Foods, Inc. TreeHouse expects to close the acquisition of Sturm Foods on March 2, 2010. TreeHouse intends to finance the remaining portion of the acquisition of Sturm Foods through a draw-down on its existing credit facility as well as a previously announced underwritten public offering of $400 million aggregate principal amount of 7.750% senior notes due 2018, pursuant to a separate prospectus supplement.
BofA Merrill Lynch and Morgan Stanley are acting as joint book-running managers for the common stock offering. Copies of the prospectus and preliminary prospectus supplement relating to the common stock offering may be obtained from BofA Merrill Lynch, Attention: Preliminary Prospectus Department, 4 World Financial Center, New York, NY 10080 (Prospectus.Requests@ml.com) or Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014 (1-866-718-1649 or prospectus@morganstanley.com).
TreeHouse has filed a registration statement (including a prospectus, a preliminary prospectus supplement dated February 22, 2010 relating to the common stock offering and a preliminary prospectus supplement dated February 16, 2010 relating to the notes offering) with the Securities and Exchange Commission for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents TreeHouse has filed with the Securities and Exchange Commission for more complete information about TreeHouse and the offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively,

TreeHouse, any underwriter or any dealer participating in the offerings will arrange to send you the relevant prospectus, when available, if you request it by calling TreeHouse’s Investor Relations department at 708-483-1300 Ext 1331.
This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities of TreeHouse, nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification.
ABOUT TREEHOUSE FOODS
TreeHouse is a food manufacturer servicing primarily the retail grocery and foodservice channels. Its products include non-dairy powdered coffee creamer; canned soup, salad dressings and sauces; salsa and Mexican sauces; jams and pie fillings under the E.D. Smith brand name; pickles and related products; infant feeding products; and other food products including aseptic sauces, refrigerated salad dressings, and liquid non-dairy creamer. TreeHouse believes it is the largest manufacturer of pickles and non-dairy powdered creamer in the United States and the largest manufacturer of private label salad dressings in the United States and Canada based on sales volume.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “should,” “could,” “expects,” “seek to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause TreeHouse’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievement expressed or implied by these forward-looking statements. TreeHouse’s Form 10-K for the year ended December 31, 2009 and the prospectus (including any prospectus supplements) related to the offerings discuss some of the factors that could contribute to these differences. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this presentation. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.